HARRIS
                                                 BEACH &
                                                 WILCOX
                                                 A LIMITED LIABILITY PARTNERSHIP

                                                 ATTORNEYS AT LAW

                                                 THE GRANITE BUILDING
                                                 130 EAST MAIN STREET
                                                 ROCHESTER, N.Y.
                                                 14604-1687
                                                 (716) 232-4440




October 20, 1999






Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, New York 14625

       Re: Pro-Fac Cooperative, Inc. - Registration Statement on Form S-2

Ladies and Gentlemen:

         We have acted as your counsel in connection with a Registration Statement on Form S-2 to be filed by you with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933 as amended. The Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement as so amended, or to be amended, covers Pro-Fac's Class A Common Stock, Retains and Class A Cumulative Preferred Stock.

         We have examined originals or copies, identified to our satisfaction, of such documents and records of Pro-Fac, and such other documents and records as we have deemed necessary, as a basis for the opinions hereinafter expressed.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Class A Common Stock, the Retains and the Class A Cumulative Preferred Stock of Pro-Fac, when issued in accordance with the terms and conditions set forth in the Prospectus forming part of the Registration Statement to be filed with the Commission, will be legally issued, fully paid and non-assessable, except that under the New York Cooperative Corporations Law each member and each director of Pro-Fac may be personally liable, jointly and severally, for certain amounts owed to employees for services rendered to Pro-Fac, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Common Stock," and except that the amount of outstanding Retains may be subject to adjustments subsequent to issuance, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Retains."




             AFFILIATES      WASHINGTON, DC         NEW YORK
COPENHAGEN   LIVORNO  PARIS  MILFORD, CT     ALBANY    ITHACA       ROCHESTER
KRISTIANSUND LONDON   OSLO   HACKENSACK, NJ  BUFFALO   NEW YORK CITY  SYRACUSE

                                                                         HARRIS
                                                                         BEACH &
                                                                         WILCOX
Pro-Fac Cooperative, Inc.
October 20, 1999
Page 2





         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                HARRIS BEACH & WILCOX, LLP



                            By:  /s/Catherine A. King
                                 ______________________________________
                                 Catherine A. King, Partner of the Firm